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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SOUTHERN FINANCIAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SOUTHERN FINANCIAL BANCORP, INC.

Dear Shareholders:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Southern Financial Bancorp, Inc. (the “Company”), which will be held on Thursday, April 24, 2003 at 2:00 p.m., at the Fauquier Springs Country Club, Springs Road, Warrenton, Virginia 20186.

     The attached Notice of 2003 Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. At the Meeting, Shareholders will vote to elect four directors of the Company for a term of three years. Shareholders will also vote to approve a proposal to adopt a new stock incentive plan for the Company and to ratify the designation of KPMG LLP as the Company’s auditors for the year 2003.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Meeting. Please complete, sign, date and return promptly the enclosed form of proxy. If you later decide to attend the Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Meeting, you may do so and your proxy will have no further effect.

     The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

GEORGIA S. DERRICO Chairman and Chief Executive Officer

Warrenton, Virginia
March 24, 2003

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
Item 1. ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS CLASS II DIRECTORS
INCUMBENT CLASS III DIRECTORS SERVING
INCUMBENT CLASS I DIRECTORS SERVING
BENEFICIAL STOCK OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND OTHER MATTERS
OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2002
AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2002 AND FISCAL YEAR END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTING FIRM FEES
PERFORMANCE GRAPH
Item 2. PROPOSAL TO APPROVE 2003 STOCK INCENTIVE PLAN
Item 3. PROPOSAL TO RATIFY DESIGNATION OF INDEPENDENT AUDITORS
ANNUAL REPORT ON FORM 10-K
PROXY SOLICITATION
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS
Appendix A

SOUTHERN FINANCIAL BANCORP, INC.
37 E. Main Street
Warrenton, Virginia 20186

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the holders of shares of Common Stock, par value $0.01 per share, of Southern Financial Bancorp, Inc. (the “Company”), will be held at the Fauquier Springs Country Club, Springs Road, Warrenton, Virginia, on April 24, 2003 at 2:00 p.m., for the following purposes:

     1.     To elect four directors of Class II to serve on the Company’s Board of Directors for a term of three years and until their successors are elected and qualify;

     2.     To approve a proposal to adopt the Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan;

     3.     To ratify the designation by the Board of Directors of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

     4.     To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 11, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at the principal office of the Company during usual business hours for a period of ten days prior to the Annual Meeting.

By Order of the Board of Directors

Richard Steele Secretary

Warrenton, Virginia
March 24, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

SOUTHERN FINANCIAL BANCORP, INC.
___________________

PROXY STATEMENT
___________________

ANNUAL MEETING OF SHAREHOLDERS
April 24, 2003

INTRODUCTION

     This Proxy Statement is furnished to holders of common stock, par value $0.01 per share (“Common Stock”), of Southern Financial Bancorp, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company to be used at the 2003 Annual Meeting of Shareholders to be held on April 24, 2003 at 2:00 p.m. at the Fauquier Springs Country Club, Springs Road, Warrenton, Virginia (the “Annual Meeting”), and at any adjournment thereof for the purposes set forth in this Proxy Statement and the accompanying Notice of 2003 Annual Meeting of Shareholders.

     The principal executive offices of the Company are located at 37 E. Main Street, Warrenton, Virginia 20186, telephone (540) 349-3900. The approximate date on which this Proxy Statement, the accompanying proxy card and the Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are first being mailed to the Company’s shareholders is March 24, 2003. The cost of soliciting proxies will be borne by the Company.

Voting and Revocation of Proxies

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no contrary instructions are given on an executed and returned proxy, the proxies intend to vote the shares represented thereby “for” the proposals described herein. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the meeting.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with Shanna Banks, Shareholder Relations, Southern Financial Bancorp, Inc., 37 E. Main Street, Warrenton, Virginia 20186; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournments thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and at any adjournments thereof and will not be used for any other meeting.

Voting Shares and Voting Rights

     Only holders of record of Common Stock at the close of business on March 11, 2003 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of March 11, 2003, there were 5,469,129 shares of Common Stock issued and outstanding and there were 1,466 record holders. A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each share of Common Stock is entitled to one vote at the Annual Meeting. As of March 11, 2003, the Company had 12,858 shares of preferred stock issued and outstanding. Holders of preferred stock are not entitled to notice of or to vote at the Annual Meeting.

     As of March 1, 2003, directors and executive officers of the Company and their affiliates, as a group, owned beneficially a total of 991,853 shares of Common Stock, or approximately 17.41% of the shares of Common Stock outstanding on such date. Directors and executive officers of the Company have indicated an intention to vote their shares of Common Stock for the election of the nominees for the Company’s Board of Directors, in favor of the proposal to approve the Company’s 2003 Stock Incentive Plan and in favor of the proposal to ratify the selection of KPMG LLP as the Company’s independent auditors.

     Directors will be elected by a plurality of the votes cast. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required to approve the 2003 Stock Incentive Plan and to approve the appointment of auditors.

     A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Except in the election of directors, abstentions will be counted as not voting in favor of the relevant item. Because the election of directors is determined by a plurality vote, abstentions will not affect such election.

     A broker who holds shares in street name has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Under the circumstances where the broker is not permitted to or does not exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker non-votes will be counted for purposes of determining the existence of a quorum, but also will be counted as a vote against the particular matter.

Item 1.
ELECTION OF DIRECTORS

     The Company’s Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualify. One class of directors is elected annually. Four directors of Class II are to be elected at the Annual Meeting to serve for a term of three years.

     The Board acts as a nominating committee for selecting the nominees for election as directors. The nominating committee delivers written nominations to the Secretary of the Company at least 20 days prior to the date of the Annual Meeting. The Board has no reason to believe that any of the nominees will be unavailable to serve as a director if elected. The terms of the current Class III and Class I directors expire at the Annual Meeting of Shareholders in 2004 and 2005, respectively.

     Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board.

     In the election of directors, the four nominees receiving the greatest number of votes will be elected even if they do not receive a majority. Abstentions and broker non-votes will not be considered a vote against a director.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS
FOR TERM EXPIRING IN 2006

		Year First
	Age; Principal Occupation for Past Five Years;	Elected as
Name	and Directorships in Public Corporations	Director

John C. Belotti	66; President and CEO of Bee & H Electric Company in Fairfax, Virginia. He served as a founding director of Horizon from 1989 to 1999 and Vice Chairman of the Board of Horizon from 1998 to 1999.	1999

Neil J. Call	69; Executive Vice President of MacKenzie Partners, Inc., a New York financial consulting company, since 1990. From 1986 to 1990 he served as Executive Vice President of D.F. King & Co., Inc. and prior to that he was Executive Vice President, Finance, Gulf and Western Industries.	1986

David de Give	60; Senior Vice President of the Company since 1992. For the last nine years he has been responsible for obtaining wholesale funding for us on a daily basis and for the managing our investment portfolio. Prior to that he served as President of Newmarket Capital Corp., a mortgage company. Prior to that he worked for 15 years at Chemical Bank, where he was Vice President and Head of the Funding Department. For the last five years of his tenure at Chemical, Mr. de Give reported to Mr. Porter and was responsible for raising wholesale funds on a daily basis and for managing the Chemical’s United States balance sheet risk.	1986

R. Roderick Porter	57; President and Chief Operating Officer of the Company since April 1998. From 1994 to 1998 he was President of FX Concepts, Ltd., an international money management firm, Prior to that, he served as Managing Director of West Capital, Inc., a real estate advising firm; Chairman of Newmarket Capital Corp., a mortgage company and a Principal of Morgan Stanley. Mr. Porter spent 15 years at Chemical, where he was a Senior Vice President. In Chemical’s treasury, Mr. Porter was responsible for asset liability management, the U.S. government and municipal security portfolio, all U.S. dollar denominated funding for the bank and holding company, money market trading and discount brokerage. Prior experience at Chemical included tours as Vice President and General Manager for northern Europe based in London and for Chemical Japan based in Tokyo. Mr. Porter is the husband of Ms. Georgia S. Derrico.	1986

INCUMBENT CLASS III DIRECTORS SERVING
FOR TERM EXPIRING IN 2004

		Year First
	Age; Principal Occupation for Past Five Years;	Elected as
Name	and Directorships in Public Corporations	Director

Fred L. Bollerer	60; Senior partner and investment director at Venture Philanthropy Partners. Since 1998 he has served as a Management Advisor to the Morino Institute. He previously served as President and Chief Executive Officer of the Morino Institute’s Potomac KnowledgeWay Project, a non-profit leadership organization in Herndon, Virginia from 1998 to 2000. From 1993 to 1997, he was President and Chief Executive Officer of Riggs Bank, N.A. and prior to that he was Chairman of the Board and Chief Executive Officer of First American Bank of Virginia.	1999

Georgia S. Derrico	58; Chairman of the Board and Chief Executive Officer of the Company since 1986. Prior to this she served as Senior Vice President, Chief Administrative and Credit Officer of the Multinational Division of Chemical Bank. She also served at Chemical as the Vice President and District Head of the Mid-Atlantic region of the United States for the Corporate Banking Division. Ms. Derrico is a director of Oneida, Ltd., a New York Stock Exchange company. Ms. Derrico is the wife of Mr. R. Roderick Porter.	1986

Barbara J. Fried	67; Chairman of the Fried Companies, Inc., a real estate development and management company based in Springfield, Virginia, since 1995. Ms. Fried was also Chairman of the Board of First Savings Bank of Virginia.	2000

Richard E. Smith	77; Retired Colonel, U.S. Marine Corps and CEO and Chairman of MANNA Financial Services, a broker-dealer/investment advisory company that he founded in 1961. He is also the owner of Reed Insurance Agency. He served as a founding director and Chairman of the Board for Horizon Bank of Virginia. From 1989 to 1999, he served as a director of Guaranty Bank & Trust Co. and Riggs National Bank of Virginia.	2000

INCUMBENT CLASS I DIRECTORS SERVING
FOR TERM EXPIRING IN 2005

		Year First
	Age; Principal Occupation for Past Five Years;	Elected as
Name	and Directorships in Public Corporations	Director

Alfonso G. Finocchiaro	70; Mr. Finocchiaro served as Executive Vice President, Regional General Manager and CEO (Americas) of Banco Portugues do Atlantico from 1978 to 1997. Prior to that, from 1977 to 1978 he was President and Chief Executive Officer of Connecticut Bank International and from 1966 to 1977 he served as Vice President of Chemical Bank. Mr. Finocchiaro has served as a director of BPD International Bank, New York, New York, since 1997 and as a director of Banif Securities, Inc. since 2002.	1999

Virginia Jenkins	55; Owner, V. Jenkins Interiors and Antiques for more than the past five years.	1988

Michael P. Rucker	62, Retired. Mr. Rucker previously served as an executive with Caterpillar, Inc., a manufacturing company in Peoria, Illinois. He also serves as Chairman of the Board of George H. Rucker Realty Corp., a real estate development company.	1991

Robert P. Warhurst	64, President and co-owner of Merrifield Garden Center in Merrifield and Fairfax, Virginia. He served as a founding director of Horizon from 1989 to 1999.	1999

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

     The Board of Directors held seven meetings during 2002. During 2002, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which the director was on the Board and (ii) the total number of meetings held by all committees of the Board on which the director then served, except Ms. Fried and Ms. Jenkins who each attended 71% of the Board meetings.

Committees of the Board

     The Board of Directors presently has three committees, consisting of the Audit Committee, the Compensation Committee and the Asset/Liability Management Committee.

     Audit Committee. The Audit Committee assists the board in fulfilling its fiduciary responsibilities relating to the Company’s corporate accounting and reporting practices. The Audit Committee reviews the reports of the independent auditors, the Company’s internal control system, the audit process and the

Company’s process for monitoring compliance with laws and regulations and the Company’s code of conduct. In addition, the Audit Committee function includes loan review. The Audit Committee consists of Messrs. Call (chairman), Bollerer, Finocchiaro, Rucker and Ms. Jenkins, each of whom is an “independent director” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. The Audit Committee held four meetings during 2002.

     Compensation Committee. The Compensation Committee reviews the performance, and establishes the compensation, of the Company’s executive officers. The Company’s executive compensation programs are designed to retain and reward executives based upon their individual performance and ability to lead the Company to achieving its performance goals. The Compensation Committee consists of Messrs. Finocchiaro (chairman), Call and Warhurst and Ms. Jenkins. The Compensation Committee held two meetings during 2002.

     Asset/Liability Management Committee. The Asset/Liability Management Committee administers and formulates the Company’s asset/liability management policies. The Asset/Liability Management Committee, which consists of Ms. Derrico, Ms. Fried and Messrs. Porter (chairman), Belotti, de Give and Smith, reports periodically to the Board on the Company’s interest sensitivity, including an analysis of the duration of its assets, liabilities and contingent liabilities as well as the mortgage pipeline and a calculation of the duration of its equity.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of Messrs. Finocchiaro (chairman), Call and Warhurst and Ms. Jenkins. No member of the Compensation Committee is or has ever been an employee of the Company or an employee of our subsidiary, Southern Financial Bank (the “Bank”). Furthermore, none of the executive officers has served on the board of directors of any company of which a Compensation Committee member is an employee.

Compensation of Directors

     During 2002, each member of the Company’s Board of Directors who is not an employee of the Company or the Bank was paid $500 for attendance at each Board meeting and $250 for attendance at each meeting of a committee of the Board of which he or she is a member. The same board fees were paid for meetings attended by teleconferencing. In addition, each director was paid an annual fee of $5,000. Members of the Board who are officers are not paid separately for their service on the Board or its committees.

     Directors may elect to receive their Board fees in Company Common Stock. A director must make such election at the beginning of each calendar year and the election will remain in effect for that calendar year. Any shares issued to a director pursuant to his or her election to receive Board fees in Common Stock are acquired on the open market by the Company’s transfer agent on a quarterly basis. Neither the Company nor any director control the date on which such shares are purchased.

     In addition to Board fees, the Company’s Amended and Restated 1993 Stock Option Plan provides for an automatic grant of options annually to each of the Company’s non-employee directors. Pursuant to the 1993 Stock Option Plan, each non-employee director will receive options to acquire 1,000 shares of the Company’s Common Stock annually at an exercise price equal to fair market value on the grant date. The Compensation Committee has the discretion to reduce the number of shares automatically granted. Unless otherwise provided, each option will vest one full year from the date of grant. Nine directors each received a grant of options to acquire 550 shares of Common Stock in January 2002. The

Company’s 1993 Stock Option Plan remains in effect through September 2003, unless terminated earlier by the Board of Directors.

Senior Officers of the Company

     Richard P. Steele, 55, joined the Company in June 1999 as Senior Vice President and was named Executive Vice President in January 2002. From 1993 to 1999, Mr. Steele was Senior Vice President of FX Concepts Inc., an international money management firm based in New York City. From 1989 to 1993, Mr. Steele was Director of Finance for Eli Lilly and Company, Geneva, Switzerland where he was responsible for all financial activities in Greece, the Near and Middle East, Northern Africa and Pakistan. Prior to that he held various financial assignments with Eli Lilly and Company, including the design and implementation of the company’s currency and interest rate risk management program in the early 1980s.

     William Stevens, 58, joined the Company in September 1999 as Executive Vice President/Risk Management. From 1991 to 1999, Mr. Stevens served as a Senior Analyst in the Office of the Inspector General of the Federal Deposit Insurance Corporation. Prior to that he was an Executive Vice President at Riggs Bank, N.A. in Washington, D.C. where he managed the bank’s commercial real estate and single family lending activities. He served for three years as President and COO of Anchor Mortgage Services. His background also includes 18 years at Chemical, where he was a Senior Vice President, Real Estate.

     Patricia A. Ferrick, 40, joined the Company in March 2000 as Senior Vice President/Chief Financial Officer. Ms. Ferrick most recently served as Managing Director, Controller of National Cooperative Bank, which had $1.0 billion in assets. At National Cooperative she managed a department of 13 people and oversaw all corporate and loan accounting as well as budgeting and financial reporting. Prior to that, she was Vice President/Controller for First Commonwealth Savings Bank and its subsidiary, James Madison Mortgage. Before that she served as Vice President, Controller for NVR Savings Bank. From 1985 to 1989 she was an auditor at KPMG LLP where she audited financial institutions.

Certain Relationships and Related Transactions

     Some of the directors and officers of the Company and the Bank are at present, as in the past, customers of the Bank and management has had, and expects to have in the future, banking transactions in the ordinary course of business with the Company’s directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The balance of loans to directors, executive officers and their associates totaled $757,000 at December 31, 2002.

BENEFICIAL STOCK OWNERSHIP
BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

     The following table sets forth as of March 1, 2003 certain information regarding those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who the Company knows were the beneficial owners of 5% or more of the outstanding shares of the Company’s Common Stock. The following information has been adjusted to give effect to the 15% stock dividend issued to shareholders on February 20, 2003.

		Percent of Shares
Name and Address of	Amount and Nature of	Beneficially
Beneficial Owners	Beneficial Ownership (1)	Owned(2)

Georgia S. Derrico (3)(4)	412,607	7.32%
37 E. Main Street
Warrenton, Virginia 20186
R. Roderick Porter (3)(5)	412,607	7.32
37 E. Main Street
Warrenton, Virginia 20186
Financial Institution Partners II, L.P. (6)	327,318	5.98
Hovde Capital, L.L.C.
Eric D. Hovde Steven D. Hovde 1824 Jefferson Place, N.W. Washington, D.C. 20036

(1)	Except as otherwise indicated, includes shares held directly, as well as shares held in retirement accounts or by certain family members or corporations over which the named individuals may be deemed to have voting or investment power.

(2)	The percentage beneficially owned was calculated based on 5,469,129 shares of common stock issued and outstanding and assumes (i) the exercise by the shareholder or group named in each row of all options for the purchase of our common stock held by such shareholder or group and exercisable within 60 days and (ii) the conversion by the shareholder or group named in each row of all shares of Series A 6% cumulative preferred stock which are convertible into common stock at the rate of 2.04083 shares of common stock for each share of preferred stock.

(3)	Georgia S. Derrico and R. Roderick Porter are married to each other and the number and percentage of beneficial ownership of each represents their combined ownership.

(4)	Consists of (i) 18,743 shares owned individually by Ms. Derrico over which she has sole voting and investment power, (ii) 4,477 shares of common stock owned individually by Mr. Porter, (iii) 5,120 shares of common stock that may be acquired upon the conversion of 2,509 shares of our Series A 6% convertible preferred stock owned individually by Mr. Porter, (iv) 215,214 shares held jointly with Mr. Porter, (v) 4,187 shares owned by Marblehead, Inc., which is jointly owned by Ms. Derrico and Mr. Porter (vi) 101,616 shares that Ms. Derrico may acquire pursuant to the exercise of fully vested stock options and (vii) 63,250 shares that Mr. Porter may acquire pursuant to the exercise of fully vested stock options. Ms. Derrico disclaims beneficial ownership of the 72,847 shares beneficially owned solely by Mr. Porter.

(5)	Includes (i) 4,477 shares of common stock owned individually by Mr. Porter over which he has sole voting and investment power, (ii) 5,120 shares of common stock that may be acquired upon the conversion of 2,509 shares of our Series A 6% convertible preferred stock owned individually by Mr. Porter over which he has sole voting and investment power, (iii) 18,743 shares owned individually by Ms. Derrico, (iv) 215,214 shares held jointly with Ms. Derrico, (v) 4,187 shares owned by Marblehead, Inc., which is jointly owned by Ms. Derrico and Mr. Porter (vi) 63,250 shares that Mr.

Porter may acquire pursuant to the exercise of fully vested stock options and (vii) 101,616 shares that Ms. Derrico may acquire pursuant to the exercise of fully vested stock options. Mr. Porter disclaims beneficial ownership of the 120,359 shares beneficially owned solely by Ms. Derrico.

(6)	The information regarding beneficial ownership is included in reliance on a Schedule 13D filed with the Securities and Exchange Commission on October 24, 2001 by Financial Institution Partners II, L.P., Hovde Capital, L.L.C., Eric D. Hovde and Steven H. Hovde. According to the Schedule 13D, Hovde Capital, L.L.C., as General Partner of Financial Institution Partners II, L.P., and Eric D. Hovde and Steven D. Hovde, as managing members of Hovde Capital, L.L.C., may be deemed to have shared voting and investment power over all such shares. The number of shares has been adjusted to give effect to the 10% stock dividend effective December 2001 and the 15% stock dividend effective February 2003.

Management

     The following table sets forth as of March 1, 2003 the beneficial ownership of the Company’s Common Stock by all (1) directors, (2) named executive officers and (3) directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and investment power with respect to all shares beneficially owned by such person and the address of each shareholder is the same as the Company’s address. The following information has been adjusted to give effect to the 15% stock dividend issued to shareholders on February 20, 2003.

	Amount and Nature of		Percent of Shares
Name of Beneficial Owner	Beneficial Ownership		Beneficially Owned (1)

John C. Belotti	38,015	(2)(14)	* %
Fred L. Bollerer	6,785	(14)	*
Neil J. Call	60,844	(3)(14)	1.11
David de Give	108,775	(4)	1.99
Georgia S. Derrico	412,607	(5)(6)	7.32
Patricia A. Ferrick	13,767	(7)	*
Barbara J. Fried	199,099	(8)(14)	3.64
Alfonso G. Finocchiaro	20,240	(14)	*
Virginia Jenkins	4,312	(14)	*
R. Roderick Porter	412,607	(5)(9)	7.32
Michael P. Rucker	30,850	(10)(14)	*
Richard E. Smith	41,791	(11)(14)	*
Richard P. Steele	18,321	(12)	*
William H. Stevens	15,011	(13)	*
Robert P. Warhurst	21,436	(14)	*
Directors and officers as a group (15 persons)	991,853		17.41%

*	Indicates ownership of less than 1.0%.

(1)	The percentage beneficially owned was calculated based on 5,469,129 shares of common stock issued and outstanding and assumes (i) the exercise by the shareholder or group named in each row of all options for the purchase of our common stock held by such shareholder or group and exercisable within 60 days and (ii) the conversion by the shareholder or group named in each row of all shares of Series A 6% cumulative preferred stock which are convertible into common stock at the rate of 2.04083 shares of common stock for each share of preferred stock.

(2)	Includes 3,961 shares owned by Mr. Belotti’s spouse.

(3)	Includes 8,886 shares of common stock that may be acquired upon the conversion of 4,354 shares of our Series A 6% convertible preferred stock.

(4)	Includes 3,238 shares owned by Mr. de Give’s spouse over which she has sole voting and investment power.

(5)	Georgia S. Derrico and R. Roderick Porter are married to each other and the number and percentage of beneficial ownership of each represents their combined ownership.

(6)	Includes (i) 18,743 shares owned individually by Ms. Derrico over which she has sole voting and investment power, (ii) 4,477 shares of common stock owned individually by Mr. Porter, (iii) 5,120 shares of common stock that may be acquired upon the conversion of 2,509 shares of our Series A 6% convertible preferred stock owned individually by Mr. Porter, (iv) 215,214 shares held jointly with Mr. Porter, (v) 4,187 shares owned by Marblehead, Inc., which is jointly owned by Ms. Derrico and Mr. Porter (vi) 101,616 shares that Ms. Derrico may acquire pursuant to the exercise of fully vested stock options and (vii) 63,250 shares that Mr. Porter may acquire pursuant to the exercise of fully vested stock options. Ms. Derrico disclaims beneficial ownership of the 72,847 shares beneficially owned solely by Mr. Porter.

(7)	Includes 9,890 shares that may be acquired pursuant to the exercise of fully vested stock options.

(8)	Includes 164,454 shares owned individually by Ms. Fried’s spouse over which he has sole voting and investment power.

(9)	Includes (i) 4,477 shares of common stock owned individually by Mr. Porter over which he has sole voting and investment power, (ii) 5,120 shares of common stock that may be acquired upon the conversion of 2,509 shares of our Series A 6% convertible preferred stock owned individually by Mr. Porter over which he has sole voting and investment power, (iii) 18,743 shares owned individually by Ms. Derrico, (iv) 215,214 shares held jointly with Ms. Derrico, (v) 4,187 shares owned by Marblehead, Inc., which is jointly owned by Ms. Derrico and Mr. Porter (vi) 63,250 shares that Mr. Porter may acquire pursuant to the exercise of fully vested stock options and (vii) 101,616 shares that Ms. Derrico may acquire pursuant to the exercise of fully vested stock options. Mr. Porter disclaims beneficial ownership of the 120,359 shares beneficially owned solely by Ms. Derrico.

(10)	Includes 2,022 shares of common stock which may be acquired upon the conversion of 991 shares of our Series A 6% convertible preferred stock, 2,530 shares held by the Jack R. Jones, Sr. Trust, of which Mr. Rucker is trustee and 6,954 shares held by the Estate of Henry C. Rucker, of which Mr. Rucker is trustee.

(11)	Includes 10,715 shares owned by Reed Insurance Agency, Inc., of which Mr. Smith is President.

(12)	Includes 12,305 shares that may be acquired pursuant to the exercise of fully vested stock options.

(13)	Includes 13,685 shares that may be acquired pursuant to the exercise of fully vested stock options.

(14)	Includes 1,256 shares that may be acquired pursuant to the exercise of fully vested stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to it or written representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to the Company’s officers, directors and more than 10% shareholders were complied with, except that Messrs. Belotti, Warhurst and Smith and Ms. Fried each failed to timely report the receipt of Common Stock in lieu of Board fees on Form 4 on three occasions.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation

     The following table presents certain summary information relating to total compensation of the Company’s Chief Executive Officer and the other most highly compensated executive officers (determined as of the end of the last fiscal year) (collectively, the “named executive officers”) for the fiscal years ended December 31, 2002, 2001 and 2000:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation

				Other
				Annual	Restricted		Securities
Name and				Compensa-	Stock		Underlying	All Other
Principal Position	Year	Salary	Bonus	tion (1)	Awards($)		Options(#)(2)	Compensation (3)

Georgia S. Derrico	2002	$250,000	$325,000	—	$344,328	(4)	17,250	$5,100
Chairman of the Board and Chief	2001	225,000	280,000	—	—		15,813	5,100
Executive Officer	2000	225,000	240,000	—	270,000	(5)	15,813	5,000
David de Give	2002	$95,000	$18,000	—	—		2,875	$3,248
Senior Vice President	2001	90,000	18,000	—	—		3,163	3,250
	2000	84,000	10,000	—	—		3,795	2,900
Patricia A. Ferrick (6)	2002	$110,000	$20,000	—	—		2,300	$3,002
Senior Vice President and Chief	2001	104,000	16,000	—	—		2,530	690
Financial Officer	2000	—	—	—	—		—	—
R. Roderick Porter	2002	$220,000	$225,000	—	$344,328	(4)	17,250	$5,100
President and Chief Operating Officer	2001	195,000	200,000	—	—		15,813	5,100
	2000	195,000	140,000	—	270,000	(5)	15,813	5,000
Richard P. Steele	2002	$135,000	$30,000	—	—		3,450	$4,315
Executive Vice President	2001	125,000	22,000	—	—		3,795	4,200
	2000	115,000	30,000	—	—		1,265	—
William Stevens	2002	$160,000	$27,000	—	—		2,300	$5,032
Executive Vice President	2001	154,000	15,000	—	—		2,530	3,200
	2000	147,000	5,000	—	—		—	—

(1)	None of the named executive officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for the years indicated.

(2)	Includes the effect of a 15% stock dividend issued by the Company effective February 2003 and a 10% stock dividend issued by the Company effective December 2001.

(3)	Consists of matching contributions made by the Company to the Southern Financial Bancorp, Inc. 401(k) Plan for the benefit of each respective executive officer.

(4)	Represents the value of 14,666 shares of Common Stock awarded to each of Ms. Derrico and Mr. Porter on July 25, 2002. The awards are issuable in 50% increments in July 2004 and July 2005. At December 31, 2002, after giving effect to the 15% stock dividend in February 2003, each of Ms. Derrico and Mr. Porter held 16,866 unvested stock awards pursuant to this grant with an aggregate value of $441,383, based on the closing price of the Common Stock on such date of $26.17 per share (as adjusted for the stock dividend).

(5)	Represents the value of 20,000 shares of Common Stock awarded to each of Ms. Derrico and Mr. Porter on July 20, 2000. The awards vest in one-third increments over a three-year period, beginning July 2001. At December 31, 2002, after giving effect to the 15% stock dividend in February 2003 and the 10% stock dividend in December 2001, each of Ms. Derrico and Mr. Porter held 8,433 unvested stock awards pursuant to this grant with an aggregate value of $220,691, based on the closing price of the Common Stock on such date of $26.17 per share (as adjusted for the stock dividends).

(6)	Ms. Ferrick joined the Company in March 2000.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning option grants to each of the named executive officers for the year ended December 31, 2002, adjusted to reflect the 15% stock dividend effective February 20, 2003:

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 2002

Individual Grants (1)

					Potential Realizable Value at
	Number of	Percent of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term (3)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year (2)	($/Share)	Date	5%	10%

Georgia S. Derrico	17,250	26.7%	$21.96	1/24/12	$231,231	$603,630
David de Give	2,875	4.5	21.96	1/24/12	38,538	100,605
Patricia A. Ferrick	2,300	3.6	21.96	1/24/12	30,831	80,484
R. Roderick Porter	17,250	26.7	21.96	1/24/12	231,231	603,630
Richard P. Steele	3,450	5.3	21.96	1/24/12	46,246	120,726
William Stevens	2,300	3.6	21.96	1/24/12	30,831	80,484

(1)	All stock option grants reported in this table were awarded at the fair market value of the shares of our common stock at the date of award and are exercisable after January 24, 2003.

(2)	Options to purchase 64,630 shares of common stock were granted to the Company’s employees during the year ended December 31, 2002.

(3)	These amounts represent certain assumed rates of appreciation based on the actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises and common stock holdings are dependent on future performance of the Company’s Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

Option Exercises and Fiscal Year-End Option Values

     The following table sets forth certain information concerning each stock option exercise during the fiscal year ended December 31, 2002 by each of the named executive officers and the year end value of unexercised options, adjusted to reflect the 15% stock dividend effective February 20, 2003:

AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 2002
AND FISCAL YEAR END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-The-Money Options at
	Acquired		December 31, 2002		December 31, 2002(2)
	on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Georgia S. Derrico	19,366	$356,808	108,617	17,250	$1,448,522	$72,683
David de Give	39,122	760,175	20,667	2,875	252,446	12,114
Patricia A. Ferrick	—	—	7,590	2,300	108,118	9,691
R. Roderick Porter	—	—	65,090	17,250	689,146	72,683
William Stevens	—	—	11,385	2,300	125,185	9,691
Richard P. Steele	—	—	8,855	3,450	105,407	14,536

(1)	The “value realized” represents the difference between the exercise price of the option and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2)	The value of the unexercised options is calculated based on the closing price of common stock as reported on the Nasdaq National Market on December 31, 2002 of $26.17, adjusted to reflect the 15% stock dividend effective February 20, 2003.

Stock Option Plan

     On August 18, 1993, the Board of Directors approved the 1993 Stock Option and Incentive Plan, which was approved by the shareholders on September 29, 1993. The 1993 Stock Option Plan was subsequently assumed by the Company after its formation as a holding company for the Bank. The Stock Option Plan was amended and restated by the Board in March 2001 to increase the number of shares available for issuance by 70,000 and provide for stock option grants to non-employee directors. The Company’s shareholders approved the amended and restated stock option plan at its 2001 Annual Meeting of Shareholders. The 1993 Stock Option Plan will expire on August 18, 2003 and no additional options will be granted under the plan after such date. Options outstanding under the 1993 Stock Option Plan will continue to be governed by that plan.

     The 1993 Stock Option Plan is intended to provide a means for the Company’s selected key employees and directors to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and directors and strengthening their desire to remain employed with the Company.

     As amended, the 1993 Stock Option Plan authorizes the issuance of up to 529,100 shares of the Company’s Common Stock pursuant to the grant of incentive and nonqualified options to employees and nonqualified options to directors. In addition to options granted at the discretion of the Company’s Compensation Committee, each non-employee director will be granted options to acquire 1,000 shares of the Common Stock annually. However, the Compensation Committee, in its discretion, may reduce the number of shares automatically granted. Unless otherwise provided in the stock option agreement, each automatic grant will vest in full one year from the grant date. As of December 31, 2002, nine non-employee directors were eligible to receive automatic grants.

     As of December 31, 2002, options to purchase an aggregate of 480,700 shares of Common Stock were outstanding and 45,151 shares were available for issuance under the 1993 Stock Option Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table provides information as of December 31, 2002 regarding the Company’s equity compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance, adjusted to reflect the 15% stock dividend effective February 20, 2003:

EQUITY COMPENSATION PLAN INFORMATION

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected
	warrants and rights	warrants and rights	in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	480,700	$15.35	30,089
Equity compensation plans not approved by security holders(1)	50,598	N/A	N/A

Total	531,048	$15.35	30,089

(1)	Includes shares issuable in connection with stock awards granted to each of the Company’s Chief Executive Officer and the President without shareholder approval. In July 2000, a total of 20,000 shares were awarded to each, which shares were issuable in one-third increments annually beginning in July 2001, and in July 2002, a total of 16,866 shares were granted to each, which shares are issuable in 50% increments annually beginning in July 2004.

Benefit Plan

     The Company has established an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code covering substantially all employees. Under the 401(k) plan, participating employees may contribute a portion of their pretax earnings and allocate the contributions among one or more investment options, including an investment in the Common Stock. The Company matches 50% of each employee’s contributions on a discretionary basis depending on its profit, up to 3% of the employee’s annual compensation. The Company’s expense for matching contributions was $147,000, $119,000 and $97,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

Employment Agreement

     Ms. Derrico entered into an employment agreement with the Company in January 2000. The agreement has an initial term of five years and can be extended for an additional year up to three times. The three extensions occurred on December 31, 2000, 2001 and 2002. On January 23, 2003, the

Company’s Compensation Committee recommended and the Board of Directors approved an amendment to the employment agreement which provides for three additional one year extensions of the employment agreement beginning on December 31, 2003. If all of the extensions occur, the term of the employment agreement will end on December 31, 2010. Ms. Derrico’s employment agreement provides that she will serve as the Company’s Chairman of the Board and Chief Executive Officer at an annual base salary of $195,000. Any base salary increases or bonuses will be given to Ms. Derrico at the discretion of the Board. Under her employment agreement, Ms. Derrico will be entitled to participate in the Company’s employee benefit plans, including stock option plans, on the same basis as other employees of senior executive status.

     If the Company terminates Ms. Derrico’s employment without cause, or if Ms. Derrico resigns for “good reason” during the contract term, she will be entitled to salary, bonus and benefits for the remainder of the contract term and an amount equal to three times the highest bonus paid to her during the three calendar years that precede the date that her employment terminates. Under the employment agreement, “good reason” entitling Ms. Derrico to resign includes:

•	a change or reduction in Ms. Derrico’s duties or authority;

•	a reduction in base salary, as the same may have been increased from time to time;

•	the Company’s failure to provide Ms. Derrico with substantially the same fringe benefits that have been previously provided;

•	a successor corporation’s failure to assume our obligations under the employment agreement;

•	a failure to nominate Ms. Derrico for re-election to the Board or, if Ms. Derrico is a director, the failure of the Board to elect her as chairman; or

•	material breach of the employment agreement by the Company.

     At any time after December 31, 2002, Ms. Derrico may resign as Chief Executive Officer and continue to receive her base salary as in effect on the date of resignation for 60 months, provided she agrees to continue to serve as Chairman of the Board or a director, as the case may be, and does not engage in any competitive business within a specified area of the Commonwealth of Virginia.

     Under the employment agreement, Ms. Derrico would not be entitled to any further compensation or benefits if the Company terminates the agreement for “cause.” Cause includes Ms. Derrico’s conviction of, or a guilty or nolo contendere plea to, a felony, fraud or crime involving moral turpitude or Ms. Derrico’s willful failure to substantially perform her duties and this failure results in material damage to the Company.

     Upon a merger, consolidation or other change in control, any successor entity is required to assume and agree to perform the employment agreement. If a successor entity fails to agree to perform the agreement, Ms. Derrico is entitled to the benefits described above that she would be paid if she resigned with “good reason.”

Change in Control Agreement

     In February 2003, the Company entered into a Change in Control Agreement with R. Roderick Porter, the Company’s President and Chief Operating Officer. The agreement is for a five-year term which will automatically be extended for an additional five-year term upon approval by the Compensation Committee. If a change in control occurs during the term of the agreement, the term will automatically be extended to end on the second anniversary of the change in control. The agreement provides that if a change in control of the Company occurs and within 2 years thereafter Mr. Porter’s employment is involuntarily terminated without cause or if he voluntarily terminates his employment for good reason, Mr. Porter will be entitled to receive the following severance benefits:

•	a lump sum payment equal to two times Mr. Porter’s annual base salary then in effect; provided, however, that if Mr. Porter is terminated following a change in control, he shall receive a lump sum payment equal to his annual base salary then in effect through the remaining term of the agreement; and

•	a lump sum payment equal to the proportionate amount for the calendar year in which his employment is terminated of his most recent bonus received.

     Under the change in control agreement, “good reason” entitling Mr. Porter to resign includes:

•	a change or reduction in Mr. Porter’s duties, responsibilities or authority;

•	a reduction in base salary, as the same may have been increased from time to time, or a material reduction in bonus or other incentive benefits;

•	a relocation of Mr. Porter’s employment to a location outside the greater Washington, D.C. metropolitan area;

•	the Company’s failure to provide Mr. Porter with substantially the same fringe benefits that have been previously provided;

•	a successor corporation’s failure to assume the Company’s obligations under the change in control agreement;

•	a failure to provide Mr. Porter with office space, facilities and support personnel commensurate with his responsibilities and substantially similar to the office space, facilities or support personnel provided to other key executive officers of the Company; or

•	a breach of the change in control agreement by the Company.

Report of the Compensation Committee

     The following is a report from the Compensation Committee describing the policies pursuant to which compensation was paid to executive officers of the Company and the Bank during 2002. All information contained in this report has been adjusted to reflect the 15% stock dividend issued in February 2003.

     The Compensation Committee is composed of four non-employee directors has the responsibility for the review and approval of salary and bonus recommendations made by management. The Compensation Committee also reviews the performance of, and establishes the compensation for, the Company’s executive officers.

Compensation Philosophy and Base Salary

     The goal of the Company’s executive compensation program is to ensure that executive compensation is performance based and is structured to motivate and retain key employees. Salary changes are recommended annually by management to the committee for review and approval. These recommendations are subjective in nature but take into account individual and company performance. Short term incentive payments for senior executives are recommended twice a year by management and presented to the Compensation Committee for approval. Management considers individual contributions and overall corporate profitability in determining its recommendations.

     The Company’s compensation programs for its executive officers, including the named executive officers, are comprised of base salary, cash bonus, stock awards, stock options and matching contributions under the Company’s 401(k) profit sharing plan.

Stock Options

     The Compensation Committee considers the Company’s 1993 Stock Option Plan, as amended, to be its primary long-term incentive plan. Management recommends stock option awards to the Compensation Committee for approval on an annual basis.

Stock Awards

     In July 2000, the board of directors authorized a stock award of 20,000 shares of Common Stock (not adjusted for the stock dividends) to each of Ms. Derrico, the Company’s Chairman of the Board and Chief Executive Officer, and Mr. Porter, the Company’s President and Chief Operating Officer. The shares are issuable in one-third increments over a three-year period, beginning July 2001. In July 2002, a total of 8,433 shares were issued to each of Ms. Derrico and Mr. Porter. In July 2002, the board authorized a stock award of 16,866 shares (adjusted for the 15% stock dividend) to each of Ms. Derrico and Mr. Porter. One-half of the shares are issuable in July 2004 and one-half are issuable in July 2005.

Compensation of the Chairman and Chief Executive Officer

     In reviewing the 2002 compensation of Georgia S. Derrico, the Company’s Chairman of the Board and Chief Executive Officer, the Compensation Committee used the same evaluation set forth above that management used to evaluate the compensation of senior and executive officers. In addition, the factors the Compensation Committee considered, among others, were overall corporate profitability, individual performance and peer group comparisons. Based on this review, the Compensation Committee recommended and the board of directors approved a base salary in July 2002 for Ms. Derrico of $250,000, a bonus of $325,000 and granted Ms. Derrico options to acquire 17,250 shares of Common Stock. In addition, Ms. Derrico received 8,433 shares of Common Stock pursuant to the vesting of her stock award issued in July 2000 and was granted an award of 16,866 shares which will be issued in 50% increments in July 2004 and 2005.

Submitted by the members of the Committee:

Alfonso G. Finocchiaro (Chairman) Neil J. Call Virginia Jenkins Robert P. Warhurst

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

     Southern Financial Bancorp has established an audit committee within the Board of Directors. The audit committee has the responsibility, under delegated authority from the Company’s Board of Directors, for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee consists of five members. The Board of Directors has determined that each of the five members is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards and is able to read and understand fundamental financial statements. The Board of Directors has also determined that at least one member of the audit committee has past employment experience in finance and accounting. The Board of Directors has reviewed, assessed the adequacy of, and approved the audit committee charter.

     In fulfilling its oversight responsibilities as to the audit process and in connection with the review of the Company’s financial statements for the year ended December 31, 2002, the audit committee (1) reviewed and discussed the audited financial statements with management and the independent auditors; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; (3) received and discussed with the independent auditors a written statement describing all relationships between the independent auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Statement No. 1 and (4) discussed with the independent auditors any relationships that may impact their objectivity and independence, and generally satisfied itself that the auditors are independent. The audit committee also discussed with the independent auditors their audit plans, audit scope and identification of audit risks.

     In reliance upon these reviews and discussions, the audit committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

     Submitted by the members of the Audit Committee:

Neil J. Call (Chairman) Fred L. Bollerer Alfonso G. Finocchiaro	Virginia Jenkins Michael P. Rucker

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees

     The aggregate fees billed to the Company for professional services rendered by KPMG LLP in connection with the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2002 and limited reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year ending December 31, 2002 were $114,600.

Financial Information Systems Design and Implementation Fees

     During the year ended December 31, 2002, KPMG LLP did not render any professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

     The aggregate audit related and non-audit fees billed to the Company for services rendered by KPMG LLP for the year ended December 31, 2002 were $87,812. These fees consist of audit related fees of $50,519 for issuances of letters to underwriters, audit of the Company’s benefit plan, review of registration statements and issuance of consents by KPMG LLP and non-audit related fees of $37,293 for tax consulting and tax preparation. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining the independence of KPMG LLP.

PERFORMANCE GRAPH

     The following Performance Graph compares the cumulative total shareholder return on the Company’s Common Stock for the period from December 31, 1997 to December 31, 2002 with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Bank Index for the same period. The Performance Graph assumes $100 invested on December 31, 1997 in the Company’s Common stock, the Nasdaq Composite Index and the Nasdaq Bank Index and assumes reinvestment of dividends through December 31, 2002. The historical stock price performance for the Company’s Common stock shown on the graph below is not necessarily indicative of future stock performance.

     The Performance Graph and related description shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Performance Graph by reference, and shall not otherwise be deemed filed under such acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SOUTHERN FINANCIAL BANCORP, THE NASDAQ COMPOSITE INDEX
AND THE NASDAQ BANK INDEX

*  $100 invested on 12/31/97 in stock or index —
including reinvestment of dividends.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Southern Financial Bancorp	100	96.87	77.92	62.13	145.15	167.95
NASDAQ Composite Index	100	140.99	261.48	157.42	124.89	86.33
NASDAQ Bank Index	100	99.36	99.51	108.95	117.97	120.61

Item 2.
PROPOSAL TO APPROVE 2003 STOCK INCENTIVE PLAN

     The Company is seeking shareholder approval of the Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan (the “2003 Plan”) which was approved by the Board of Directors on February 20, 2003. If approved, the 2003 Plan will replace the Company’s 1993 Plan. Options currently outstanding under the 1993 Plan will continue to be governed by that plan.

     The Company believes that it has been able to attract highly qualified personnel in part through the use of option grants, and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional option grants and other forms of incentive compensation. The Company believes that this will have a direct impact on the future success and profitability of the Company

     The Company has used its 1993 Stock Option Plan for this purpose. The 1993 Plan is due to expire in August 2003. As of March 1, 2003, options to purchase 502,311 shares of Common Stock were outstanding and no additional options remained available for grant. Accordingly, the Board of Directors approved the 2003 Plan as a continuing source of employee incentives. The Board believes that a share reserve of 150,000 shares will enable the Company to continue to provide the necessary incentives to its employees, directors or consultants for the next several years.

     The following summary of the material features of the 2003 Plan is qualified in its entirety by reference to the copy of the plan attached as Appendix A to the Proxy Statement. The 2003 Plan will not become effective unless it is approved by the Company’s shareholders. The holders of a majority of the Common Stock represented at the Annual Meeting is required to approve the 2003 Plan.

Administration

     The 2003 Plan is administered by the Company’s Compensation Committee which is comprised of non-employee directors. The Committee has the authority to determine and designate from time to time the employees, directors and consultants (“awardees”) eligible to receive grants of options or other awards and to determine the vesting, restrictions and other terms of the agreements representing such options or awards, as the case may be. The Committee is also authorized to interpret the 2003 Plan and the respective award agreements executed under the 2003 Plan and to make all other determinations with respect to the 2003 Plan.

Shares Available for Issuance

     The 2003 Plan provides for the reservation of 150,000 shares of the Company’s Common Stock for issuance upon the exercise of options granted under the plan or upon the grant or exercise, as the case may be, of awards granted under the 2003 Plan. If an award expires or is terminated, the shares that were subject to the unexercised portion of the award will be available for future awards granted under the 2003 Plan. The number of shares covered by each outstanding award and the exercise price of outstanding awards shall be proportionately adjusted for any increase or decrease in the number of the Company’s outstanding shares resulting from various changes in the Company’s capitalization, such as stock splits or stock dividends.

Types of Awards

     The 2003 Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, awards payable in cash or Common Stock, stock appreciation rights and phantom stock awards. A summary of each type of award is as follows:

Stock Options

     A stock option confers upon the awardee the right to purchase a certain number of shares of Common Stock at an established exercise price. The Committee may authorize the grant of options that are either incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not constitute incentive stock options (“nonqualified stock options”).

     The exercise price of each ISO and nonqualified stock option granted under the 2003 Plan shall be determined by the Committee, except that in the case of an ISO, the exercise price may not be less than the fair market value of a share of Common Stock on the date the ISO is granted. Each option is exercisable for a period not to exceed ten years. For each option, the Committee will establish (i) the term of the option, (ii) the time or period of time in which the option will vest, (iii) the form of payment upon exercise of the option and (iv) the treatment of the option upon the awardee’s termination of employment. No individual may be granted in any calendar year stock options to purchase more than 50,000 shares of Common Stock.

     To the extent that the aggregate fair market value (determined in the manner prescribed by the 2003 Plan) of the Common Stock with respect to which ISOs may be exercisable for the first time by any awardee during any calendar year under all plans of the Company exceeds $100,000, the ISOs shall be treated as nonqualified stock options. Any ISO granted to a holder of 10% or more of the Common Stock of the Company must (i) have an option price of at least 110% of the fair market value of the Common Stock subject to the option and (ii) must not be exercisable after five years from the date of the grant.

Stock Appreciation Rights

     A stock appreciation right (“SAR”) shall confer on the awardee a right to receive, upon exercise, the excess of (i) the fair market value of one share of Common Stock on the date of exercise over (ii) the exercise price of such SAR as determined by the Committee as of the date of grant of the SAR, which shall not be less than the fair market value of one share of Common Stock on the date of grant. SARs may be granted independently or in connection with the grant of an option. The exercise of SARs granted in connection with the grant of an option will result in the surrender of the right to purchase the shares under such option. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, whether or not an SAR shall be in tandem with any other award, rules pertaining to termination of employment and any other terms and conditions of any SAR. The settlement of SARs may be payable in either cash, Common Stock or a combination thereof, unless the SARs are subject to Section 16 of the Exchange Act, whereby the Committee shall either determine the form of payment or approve an election by an awardee to receive cash in full or partial settlement. No individual may be granted in any calendar year more than 50,000 SARs.

Restricted Stock Awards

     A grant of shares of restricted stock represents shares of Common Stock which are subject to restrictions on disposition and the obligation of the awardee to forfeit and surrender the shares under certain circumstances (“forfeiture restrictions”). The Committee has sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon (i) the attainment of targets established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on shareholders’ equity achieved by the Company or (6) the Company’s pre-tax cash flow from operations, (ii) the awardee’s continued employment with the Company for a specified period of time or (iii) a combination of any two or more of the factors listed in clauses (i) and (ii). Each award of restricted stock may have different forfeiture restrictions. Except to the extent restricted under the terms of the 2003 Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock or the right to receive dividends thereon. No individual may be awarded more than 50,000 shares of restricted stock in any calendar year .

     At the time of the award of restricted stock, the Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment of the awardee prior to the lapse of the forfeiture restrictions. The Committee may determine the amount and form of any payment for the shares of Common Stock received pursuant to an award of restricted stock, however, if no such determination is made, an awardee must pay only to the extent required by law.

Performance Awards

     A performance award entitles the awardee to receive payment of an amount based on the achievement of certain performance measures established by the Committee. Such performance measures shall include future performance of the awardee, the Company, or any department or division of the Company in which the awardee is employed, including (i) the price of a share of Common Stock, (ii) the Company’s earnings per share, (iii) the Company’s revenue, (iv) the revenue of a business unit of the Company designated by the Committee, (v) the return on shareholders’ equity achieved by the Company or (vi) the Company’s pre-tax cash flow from operations. The Committee shall determine the period of time over which such performance shall be measured, the maximum value of each performance award and the method and amount of payment of a performance award. The amount of payment may not exceed the maximum value of the performance award and the method of payment may be either cash, Common Stock or a combination thereof which is made in a lump sum payment or installments. Except as otherwise provided by the performance award agreement or the Committee, a performance award shall terminate upon termination of an awardee’s employment or service on the board or otherwise during the performance period. No individual may be granted performance awards in any calendar year where the value of such awards exceeds the fair market value of 50,000 shares of Common Stock.

Phantom Stock Awards

     A phantom stock award is the right to receive shares of Common Stock (or cash in an amount equal to the fair market value thereof) or an amount equal to any appreciation in the fair market value of the Common Stock (or a portion thereof) over a specified period of time. A phantom stock award shall vest over a period of time or upon the occurrence of an event as determined by the Committee. The Committee shall determine the maximum value, the vesting period, the amount and method of payment of each phantom stock award and the payment of cash dividend equivalents, if any. The amount of payment may not exceed the maximum value of the phantom stock award and such payment may be made either in cash, Common Stock or a combination thereof and in a lump sum payment or installments. Except as otherwise provided by the Committee or by the phantom stock award agreement, a phantom stock award shall terminate upon termination of an awardee’s employment with the Company during the vesting period. No individual may be granted phantom stock awards in any calendar year for more than 50,000 shares of Common Stock.

Automatic Grants to Non-Employee Directors

     Each non-employee director serving on the Company’s board of directors will receive an automatic grant of a nonqualified stock option covering 1,100 shares on the first business day after the first meeting of the board following each annual meeting of shareholders of the Company. The Committee may reduce the number of shares issued pursuant to the automatic grant for non-employee directors as it determines from time to time. The Company currently has nine non-employee directors.

     The exercise price of automatic option grants is 100% of fair market value of a share of Common Stock on the automatic grant date. Unless otherwise provided in the applicable stock option agreement, the options granted pursuant to automatic grants become exercisable on the first anniversary of the applicable automatic grant date. Except as otherwise described, automatic option grants to non-employee directors are subject to the same terms and conditions as other option grants made under the 2003 Plan.

Amendment and Termination

     The Board of Directors may amend or terminate the 2003 Plan at any time, except that without shareholder approval, it may not make any amendment which would (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the provisions of the 2003 Plan (other than adjustments for reason of a stock dividend or distribution, stock split or similar events), (ii) change the exercise price of an option, (iii) materially modify the eligibility requirements for participation in the 2003 Plan, (iv) change the class of employees, directors or consultants eligible to receive awards or materially increase the benefits accruing to such participants under the 2003 Plan, (v) extend the term of the 2003 Plan or (vi) decrease the authority of the Committee in contravention of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Except with respect to awards then outstanding, if not sooner terminated, the 2003 Plan shall terminate and no further awards shall be granted after the expiration of ten years from the date of its adoption.

Recapitalization or Change in Control

     The 2003 Plan includes customary provisions providing for proportionate adjustments in the number of shares subject to outstanding awards and the exercise prices in the event of stock dividends, stock splits and other events. In addition, upon the occurrence of a merger or consolidation in which the Company is not the surviving corporation, or a sale or disposition of substantially all of the Company’s assets, all outstanding awards shall become immediately exercisable or satisfiable. With respect to options, in the event of a change in control the Committee may direct that one of the following occurs: (i) determine a date after which all unexercised options shall terminate, (ii) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (iii) adjust the outstanding options as the Committee deems necessary or (iv) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Tax Effects of Participation in the Plan

     Status of Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2003 Plan differ depending on whether an option is an ISO or a nonqualified stock option.

     Nonqualified Stock Options. No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (option price plus any ordinary income recognized) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the awardee.

     Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him, no income is recognized by the optionee by reason of the exercise of the option, and the difference between the amount realized upon a subsequent disposition of the shares and the option price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income received by the awardee.

     Stock Appreciation Rights. No federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of Common Stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

     Restricted Stock. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the fair market value of the restricted stock, over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the awardee. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

     Performance Awards and Phantom Stock Awards. Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations. If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when the such awards vest and any restrictions regarding forfeiture are removed. The Company will generally be allowed to deduct from its taxes the amount of ordinary income an awardee must recognize.

Plan Benefits

     Because awards under the 2003 Plan are granted at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of future awards that may be granted to the named executive officers and the executive officers as a whole, if the 2003 Plan is approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN.

Item 3.
PROPOSAL TO RATIFY DESIGNATION
OF INDEPENDENT AUDITORS

     The Board of Directors has designated KPMG LLP, Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2003, subject to shareholder ratification. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement (if they desire to do so), and is expected to be available to respond to appropriate questions.

     The principal function of KPMG LLP is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in each of the Company’s quarterly reports. The Company engaged the services of KPMG LLP as its independent accountants as of June 26, 1997.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the SEC, will be provided on written request without charge to any shareholder whose proxy is being solicited by the Board. The written request should be directed to:

Shareholder Relations
Southern Financial Bancorp, Inc.
37 E. Main Street
Warrenton, Virginia 20186

PROXY SOLICITATION

     The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company or the Bank may solicit proxies by telephone or personally without additional compensation for such services. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in forwarding the proxy soliciting material to the beneficial owners of the Company’s Common Stock.

DATE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS FOR 2004 ANNUAL MEETING

     In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2004 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than November 25, 2003. Shareholder proposals should be submitted to the Secretary of the Company at 37 E. Main Street, Warrenton, Virginia 20186.

     In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice of proposed business or a proposed nomination meeting certain specified requirements must be received by the Secretary of the Company at the Company’s offices not less than 60 nor more than 90 days prior to the date of any annual meeting or, for nominations of directors, the date of any meeting of shareholders called for the election of directors, provided in each case that, if fewer than 70 days’ notice of the meeting is given to shareholders, such written notice shall be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders. Based upon an anticipated date of April 22, 2004 for the 2004 annual meeting of shareholders, the Company must receive any notice of proposed business or a proposed nomination no later than February 22, 2004 and no earlier than January 23, 2004. Such notice to the Company must also provide certain information set forth in the Bylaws. A copy of the Bylaws may be obtained upon written request to the Secretary of the Company.

OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any other matters to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Richard Steele Secretary

Appendix A

SOUTHERN FINANCIAL BANCORP, INC.

2003 STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of the SOUTHERN FINANCIAL BANCORP, INC. 2003 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which Southern Financial Bancorp, Inc., a Virginia corporation (the “Company”), and its subsidiaries, may attract able persons to the Company and to provide a means whereby those employees Directors and consultants, upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or service. A further purpose of the Plan is to provide such employees, Directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Holder as provided herein.

2. DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

     (a)   “Affiliates” means any “parent corporation” of the Company and any “subsidiary” of the Company within the meaning of Code Sections 424(e) and (f), respectively.

     (b)   “Automatic Award Date” means the first business day after the first meeting of the Company’s Board following each annual meeting of the stockholders of the Company during the term of the Plan.

     (c)   “Automatic Option” means a Nonqualified Stock Option automatically granted from time to time to a Non-Employee Director pursuant to Section 7(d) hereof.

     (d)   “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

     (e)   “Board” means the Board of Directors of the Company.

     (f)   “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company’s subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company; (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote or control the voting) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

     (g)   “Change of Control Value” shall mean (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (h)   “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

     (i)   “Committee” means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the 1934 Act and (ii) constituted solely of “outside directors” within the meaning of Code Section 162(m) and applicable interpretive authority thereunder.

     (j)   “Company” means Southern Financial Bancorp, Inc. and any of its Affiliates.

     (k)   A “consultant” means an individual (other than a Director) who performs services for the Company or its Affiliates as an independent contractor.

     (l)   “Director” means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     (m)   An “employee” means any person (excluding a Non-Employee Director), including an officer, in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

     (n)   “1934 Act” means the Securities Exchange Act of 1934, as amended.

     (o)   “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by the any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     (p)   “Holder” means an employee, Director or consultant who has been granted an Award.

     (q)   “Incentive Stock Option” means an option that is designated as an incentive stock option within the meaning of section 422(b) of the Code.

     (r)   “Non-Employee Director” means an individual who is a Director of the Company and who is not an employee of the Company or any Affiliate.

     (s)   “Nonqualified Stock Option” means an option granted under Paragraph 7 of the Plan, including an Automatic Option, to purchase Stock which does not constitute an Incentive Stock Option.

     (t)   “Option” means an Award granted under Paragraph 7 of the Plan and includes Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

     (u)   “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

     (v)   “Performance Award” means an Award granted under Paragraph 10 of the Plan.

     (w)   “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.

     (x)   “Phantom Stock Award” means an Award granted under Paragraph 11 of the Plan.

     (y)   “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

     (z)   “Plan” means the Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan, as amended from time to time.

     (aa)   “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

     (bb)   “Restricted Stock Award” means an Award granted under Paragraph 9 of the Plan.

     (cc)   “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

     (dd)   “Stock” means the common stock, $0.01 par value per share, of the Company.

     (ee)   “Stock Appreciation Right” means an Award granted under Paragraph 8 of the Plan.

     (ff)   “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

3. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon the date of its adoption by the Board, provided that the Plan is approved by the shareholders of the Company within twelve months thereafter. No further Awards may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

4. ADMINISTRATION

     (a)   Committee. The Plan shall be administered by the Committee.

     (b)   Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, Directors or consultants shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Phantom Stock Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, Directors or consultants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

     (c)   Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article 4 shall be conclusive.

5. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS,
RESTRICTED STOCK AWARDS, PERFORMANCE AWARDS
AND PHANTOM STOCK AWARDS; SHARES SUBJECT TO THE PLAN

     (a)   Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, Directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph 6. Subject to Paragraph 12, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 150,000 shares. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

     (b)   Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

6. ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are employees, Directors or consultants. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

7. STOCK OPTIONS

     (a)   Option Period. The term of each Option shall be as specified by the Committee at the date of grant, provided that the term of an Incentive Stock Option cannot exceed ten years from the date of grant.

     (b)   Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c)   Special Limitations on Incentive Stock Options. No more than 150,000 shares of Stock may be subject to Incentive Stock Options. Incentive Stock Options may be granted only to employees. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such options of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     (d)   Automatic Option Grants.

(i) On each Automatic Award Date occurring after the effective date of the Plan, each Non-Employee Director on such date shall automatically receive an Award of an Automatic Option for 1,100 Shares, or such lesser number as the Committee may determine from time to time for the Non-Employee Directors as a whole or for any one or more Non-Employee Director. The price at which a share of Stock may be purchased upon exercise of an Automatic Option is set forth in Paragraph 7(f).

(ii) Unless otherwise provided by the Committee in the applicable Option Agreement evidencing the grant of Automatic Options, the expiration date of each Automatic Option shall be ten years from its Automatic Award Date, and each Automatic Option shall become exercisable on the first anniversary of its Automatic Award Date; provided, however, that an Automatic Option shall become immediately exercisable to the extent otherwise specified in the Plan.

     (e)   Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. No individual may be granted in any calendar year Options to purchase more than 50,000 shares of Stock. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall specify the effect of termination of employment, the cessation of serving on the Board or the cessation of performing services as a consultant on the exercisability of the Option. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing specific procedures related to such cashless exercise. Such Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     (f)   Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such purchase price shall not be less than the Fair Market Value of Stock subject to an Incentive Stock Option or an Automatic Option on the date such Incentive Stock Option or Automatic Option, as the case may be, is granted and (ii) such purchase price shall be subject to adjustment as provided in Paragraph 12. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

     (g)   Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

     (h)   Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

8. STOCK APPRECIATION RIGHTS

     (a)   Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. No individual may be granted in any calendar year more than 50,000 Stock Appreciation Rights. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph 12(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment, the cessation of serving on the Board or the cessation of performing service as a consultant on the exercisability of the Stock Appreciation Rights.

     (b)   Other Terms and Conditions. At the time of such Award, the Committee, may in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights, including, but not limited to rules pertaining to termination of employment, the cessation of serving on the Board or the cessation of performing services as a consultant (by retirement, disability, death or otherwise) of a Holder prior to the expiration of such Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock

Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control,(ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

     (c)   Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph 7(c)), and (ii) shall be subject to adjustment as provided in Paragraph 12.

     (d)   Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

     (e)  Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

9. RESTRICTED STOCK AWARDS

     (a)   Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of targets established by the Committee that are based on (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on shareholders’ equity achieved by the Company or (6) the Company’s pre-tax cash flow from operations, (ii) the Holder’s continued employment with the Company for a specified period of time or (iii) a combination of any two or more of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph 9(b) or Paragraph 12.

     (b)   The Committee, at the time of grant of a Restricted Stock Award, shall specify the date or dates (which may depend upon or be related to the attainment of targets and other conditions as set forth above) on which the Forfeiture Restrictions shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the grant; provided, however, the Committee may not take any action described in this paragraph with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation § 1.162-27(c)(2)) if such Restricted Stock Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code. With respect to a Restricted Stock Award granted to a “covered employee,” if the Forfeiture Restrictions imposed upon such Restricted Stock Award are based on the attainment of performance goals, the Committee shall certify in writing that such performance goals have been attained.

     (c)   Other Terms and Conditions. No individual may be awarded more than 50,000 shares of Stock that are subject to a Restricted Stock Award in any calendar year. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment, the cessation of serving on the Board or the cessation of service as a consultant (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under Section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     (d)   Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     (e)   Agreements. At the time any Award is made under this Paragraph 9, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

10. PERFORMANCE AWARDS

     (a)   Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance of the Holder shall be measured.

     (b)   Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award; provided that no individual may be granted Performance Awards in any calendar year where the value of such awards exceeds the Fair Market Value of 50,000 shares of Stock.

     (c)   Performance Measures. A Performance Award shall be awarded to an employee, Director or consultant contingent upon future performance of the employee, Director or consultant, the Company or any subsidiary, division or department thereof by or in which is he employed or for which he performs services during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

     (d)   Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.

     (e)   Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

     (f)   Termination of Employment, Cessation of Serving on Board or Termination of Service. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Company, fails to serve on the Board or fails to perform services as a consultant at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

     (g)   Agreements. At the time any Award is made under this Paragraph 10, the Company and the Holder shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and, in addition such matters as are set forth in Paragraph 9(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

11. PHANTOM STOCK AWARDS

     (a)   Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award; provided that no individual may be granted Phantom Stock Awards in any calendar year for more than 50,000 shares of Stock.

     (b)   Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

     (c)   Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.

     (d)   Payment. Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determine by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

     (e)   Termination of Employment, Cessation of Serving on Board or Termination of Service. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Company, fails to serve on the Board or fails to perform services as a consultant at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

     (f)   Agreements. At the time any Award is made under this Paragraph 11, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition such matters as are set forth in Paragraph 9(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

12. RECAPITALIZATION OR REORGANIZATION

     (a)   In the event of changes in the outstanding Stock by reason of a stock split, stock dividend, combination of shares or other relevant changes in capitalization, the number and kind of shares of Stock or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the purchase prices or exercise prices, as applicable, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate purchase price or exercise price, as applicable.

     (b)   If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

     (c)   Upon the occurrence of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price. Further, upon the occurrence of a Change of Control, the Committee, in its discretion, shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (i) determine a limited period of time for the exercise of such Options on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate; (ii) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the option price(s) under such Options for such shares; (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); or (iv) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not alter or terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

     (d)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (e)   Any adjustment provided for in Subparagraphs (a), (b) or (c) above shall be subject to any required shareholder action.

     (f)   Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

13. AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

     (a)   to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph 12;

     (b)   to change the Option price;

     (c)   to change the class of employees, Directors or consultants eligible to receive Awards or materially increase the benefits accruing to employees, Directors or consultants under the Plan;

     (d)   to extend the maximum period during which Awards may be granted under the Plan;

     (e)   to modify materially the requirements as to eligibility for participation in the Plan;

     (f)   to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3; or

     (g)   in any other manner that would require shareholder approval under Rule 16b-3, the exchange on which Stock is listed, or Sections 162(m) or 422 of the Code or any successor provisions.

14. MISCELLANEOUS

     (a)   No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee, Director or consultant any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b)   No Employment or Service Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee, Director or consultant any right with respect to continuation of employment or service with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment or service at any time.

     (c)   Compliance With Other Laws; Withholding. The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under any state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d)   No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     (e)   Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as

amended, or the rules thereunder, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

     (f)  Section 162(m). If the Company is subject to 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code and regulations promulgated thereunder so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder. With respect to any Award granted to a “covered employee” (as defined in Section 162(m)(3) of the Code), if the payment of such Award is contingent on the satisfaction of performance goals, such performance goals shall be established in writing by the Committee not later than ninety (90) days after the commencement of the period of service to which the performance goals relate; provided, however, that the performance goals must be established before twenty-five percent (25%) of such period of service has elapsed. The performance goals shall comply with the requirements of Treasury Regulation Section 1.162-27(e)(2). The Committee shall certify in writing prior to payment of any such Award that such performance goals have been satisfied.

     (g)  Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

     (h)  Governing Law. This Plan shall be construed in accordance with the laws of the Commonwealth of Virginia.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2 and 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR each of the following Proposals:

			FOR	AGAINST	ABSTAIN
1. To elect four directors for a three year term.		2. To approve a proposal to adopt the Southern Financial Bancorp, Inc. 2003 Stock Incentive Plan.	☐	☐	☐
01 John C. Belotti 02 Neil J. Call	03 David deGive 04 Roderick Porter
			FOR	AGAINST	ABSTAIN

FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees	3. To ratify the designation of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.	☐	☐	☐
☐	☐	4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
(INSTRUCTION: To withhold the authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)		I PLAN TO ATTEND THE MEETING IN PERSON:			☐

Please mail this form in the enclosed envelope

Signature	Signature	Date

Please sign exactly as the name appears on the label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

— FOLD AND DETACH HERE —

SOUTHERN FINANCIAL BANCORP, INC.
37 East Main Street
Warrenton, Virginia 20186
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited by the Board of Directors

     The undersigned hereby appoints R. Roderick Porter, Georgia S. Derrico and Richard P. Steele, jointly and severally, as proxies (and if the undersigned is a proxy, as substitute), each with the power to act alone and to appoint his or her substitute, and hereby authorizes each of them to represent the undersigned and to vote, as designated below, all of the shares of Common Stock of Southern Financial Bancorp, Inc. (the "Company") held of record by the undersigned on March 11, 2003 at the Annual Meeting of Shareholders to be held on April 24, 2003 or any adjournment thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

– FOLD AND DETACH HERE –